UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2006

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

FRESNO, CA - June 29, 2006 - Gottschalks Inc. (NYSE: GOT) today announced the planned retirement of Mr. Joseph Levy, who has served as Chairman of the Board since the Company first went public in 1986. Mr. Levy announced his retirement at the Company's annual shareholders meeting which was held yesterday at the Company's headquarters in Fresno. Mr. Levy, who is a member of Gottschalks founding family, will remain as Chairman through the balance of the year to ensure an orderly transition and, thereafter, will remain on the Company's Board of Directors.

Dr. Joseph Penbera, a member of the Company's Board of Directors, has been elected Lead Director effective immediately. In this newly created role, Dr. Penbera will succeed Mr. Levy in presiding over executive and special sessions of the Company's Board of Directors and will facilitate information flow and communication between the directors and the Chief Executive Officer and President, Jim Famalette. In addition, Dr. Penbera will coordinate the initiatives of the Board committees and will work with Mr. Famalette on other matters specified by the Board.

A copy of the Company's press release announcing Mr. Levy's planned retirement and Dr. Penbera's appointment is attached as Exhibit 99.1 and is incorporated by reference as additional disclosure under this Item.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
99.1	Press release dated June 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc. (Registrant)

June 29, 2006	By: /s/ James R. Famalette James R. Famalette President and Chief Executive Officer

June 29, 2006	By: /s/ J. Gregory Ambro J. Gregory Ambro Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1*	Press release dated June 29, 2006

*    Also provided in PDF format as a courtesy.